EXHIBIT 99.1

The Community Financial Corporation Reports a 44% Increase in Net Income for the Nine Months Ended September 30, 2017

WALDORF, Md., Oct. 20, 2017 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ:TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), reported its results of operations for the third quarter and nine months ended September 30, 2017. Net income was $2.8 million for the three months ended September 30, 2017, an increase of $819,000 or 41.7%, compared to $2.0 million for the three months ended September 30, 2016. Earnings per common share (diluted) at $0.60 increased $0.18 from $0.42 per common share (diluted) for the three months ended September 30, 2016.  The Company’s returns on average assets and common stockholders’ equity for the third quarter of 2017 were 0.80% and 9.99%, respectively, compared to 0.63% and 7.48%, respectively, for the third quarter of 2016.

Net income was $7.7 million for the nine months ended September 30, 2017, an increase of $2.4 million or 44.4%, compared to $5.3 million for the nine months ended September 30, 2016. Earnings per common share (diluted) for the first nine months of 2017 were $1.65 increasing $0.50 from $1.15 per common share (diluted) for the nine months ended September 30, 2016. The Company’s returns on average assets and common stockholders’ equity for the nine months ended September 30, 2017 were 0.75% and 9.38%, respectively, compared to 0.59% and 6.89%, respectively, for first nine months of 2016.

On July 31, 2017, the Company and Community Bank of the Chesapeake entered into an Agreement and Plan of Merger with County First Bank (“County First”). Merger related costs, which included mainly professional fees and investment banking costs, for the three months and nine months ended September 30, 2017 were $239,000 and $494,000, respectively.  These costs reduced diluted earnings per share by $0.03 and $0.07, respectively, for the three and nine months ended September 30, 2017. At June 30, 2017, County First had total assets of $224 million, total deposits of $209 million, and five branch offices in La Plata, Waldorf, New Market, Prince Frederick and California, Maryland.

The Company continued to improve quarterly results, recording its eighth consecutive quarter of earnings growth. Net income of $2.8 million for the three months ended September 30, 2017 increased $239,000 compared to $2.5 million of net income for the second quarter of 2017. Earnings per common share (diluted) at $0.60 increased $0.05 from $0.55 per common share (diluted) for the three months ended June 30, 2017.  The Company’s returns on average assets and common stockholders’ equity for the third quarter of 2017 were 0.80% and 9.99%, respectively, compared to 0.74% and 9.36%, respectively, and 0.70% and 8.78%, respectively, for the second and first quarters of 2017.  The increase in net income in the third quarter was the result of increased operating revenues of $180,000, decreases in the provision for loan losses of $152,000 and noninterest expense of $88,000. These increases to pretax earnings were offset by a higher income tax expense of $181,000. The Company’s loan portfolio increased to $1,145.4 million at September 30, 2017, an increase of $3.4 million compared to second quarter ending loan balances of $1,142.0 million.

“Since December 31, 2016, loans have grown $56.0 million or 7% annualized to $1,145.0 million at September 30, 2017. We experienced a seasonal slowdown in loan growth in the third quarter. Scheduled loan closings in the fourth quarter are expected to produce annual growth of 8% to 9%,” stated William J. Pasenelli, Chief Executive Officer and Vice-Chairman of the Board.

“I am pleased with our accomplishments in improving credit quality and controlling expense growth”, stated James Burke, President of the Bank and Chief Risk Officer of the Company. “Non-accrual loans and other real estate owned (“OREO”) as a percentage of assets have declined every quarter since the fourth quarter of 2015, decreasing from 1.83% of assets to 0.91% at September 30, 2017. During the same timeframe, the Company’s efficiency ratio1 improved 13 percentage points from 74% for the three months ended December 31, 2015 to 61% for the third quarter of 2017.”

Net interest margin for the three months ended September 30, 2017 was stable compared to the second quarter of 2017, decreasing one basis point from 3.39% to 3.38%, respectively. The decrease was expected and attributable to a slightly faster increase in the Company’s cost of funds compared to increased yields for loans and investments. The increase in cost of funds to 0.84% for the three months ended September 30, 2017 from 0.79% for the second quarter 2017 was primarily due to rising short-term wholesale funding rates during the first nine months of 2017.  A very positive trend in mitigating net interest rate compression was $22.7 million in growth of average transaction deposits which increased from $619.0 million in the second quarter to $641.7 million in the third quarter of 2017. Transaction accounts include savings, money market and noninterest-bearing and interest-bearing demand accounts. The Company considers increasing transaction accounts over other funding choices as a key strategy to offset the current flat rate environment. Average transaction account costs increased three basis points during the quarter from 0.23% for the three months ended June 30, 2017 to 0.26% for the three months ended September 30, 2017.

Loan yields increased three basis points during the third quarter of 2017 to 4.49% compared to 4.46% for the previous quarter. Overall loan and investment yields increased during the third quarter from 4.16% during the second quarter of 2017 to 4.20% for the three months ended September 30, 2017.  The increase in interest-earning yields was due to larger dollar growth in the higher yielding commercial real estate and residential rental portfolios compared to the residential first mortgage portfolio. In addition, the scheduled repricing of loans, the purchase of securities and the production of commercial real estate loans also contributed to increased yields. Yields in the commercial real estate portfolio, the Company’s largest loan portfolio at $712.8 million as of September 30, 2017, increased seven basis points during the third quarter to 4.46% compared to 4.39% in second quarter.

The Company closed its Central Park Fredericksburg branch during the third quarter of 2017. This location continues to serve as a loan production office and the branch closure did not have a material effect on operations. The Company offered branch employees open positions.

Net Interest Income

Net interest income increased 8.5% or $864,000 million to $11.0 million for the three months ended September 30, 2017 compared to $10.1 million for the three months ended September 30, 2016. Net interest margin at 3.38% for the three months ended September 30, 2017 decreased nine basis points from 3.47% for the three months ended September 30, 2016. Average interest-earning assets were $1,304.0 million for the third quarter of 2017, an increase of $134.1 million or 11.5%, compared to $1,169.9 million for the same quarter of 2016.

Net interest income increased 10.8% or $3.2 million to $32.6 million for the nine months ended September 30, 2017 compared to $29.4 million for the nine months ended September 30, 2016. Net interest margin at 3.39% for the nine months ended September 30, 2017, decreased 11 basis points from 3.50% for the nine months ended September 30, 2016. Average interest-earning assets were $1,282.4 million for the first nine months of 2017, an increase of $159.8 million or 14.2%, compared to $1,122.6 million for the first nine months of 2016.

Net interest margin declined during the nine months ended September 30, 2017, primarily due to reduced yields on loans and a slight increase in cost of funds. Yields on the loan portfolio decreased from 4.57% for the nine months ended September 30, 2016 to 4.46% for nine months ended September 30, 2017. Yields were reduced compared to the prior year due primarily to the Bank’s increased investment in residential mortgages during 2016, current competition for commercial real estate loans and other commercial loans and low intermediate term interest rates that were depressed for most of 2016.

During the second and third quarter of 2017, loan yields began to rise compared to 2016, influenced by increases in the federal funds target rate (1.25% as of June 15, 2017) and loan growth in higher yielding portfolios. The Company plans to continue to slow the growth of residential first mortgages in favor of increasing commercial loan growth for the balance of the year.

An increase in the cost of funds impacted net interest margin for the comparable periods. The cost of funds increased six basis points to 0.79% for the nine months ended September 30, 2017 compared to 0.73% for the nine months ended September 30, 2016. The Company continued to control deposit costs by increasing transaction deposits as a percentage of overall deposits. Average transaction deposits, which include savings, money market, interest-bearing demand and noninterest bearing demand accounts, for the nine months ended September 30, 2017 increased $62.9 million, or 11.2%, to $622.3 million compared to $559.4 million for the comparable period in 2016. Average transaction accounts as a percentage of total deposits increased from 57.8% for the nine months ended September 30, 2016 to 58.5% for the nine months ended September 30, 2017.

Wholesale and time-based funding rates are typically more sensitive to rising interest rates than transactional deposits. Compared to the nine months ended September 30, 2016, interest rates for the first nine months of 2017 increased by nine basis points to 0.95% on certificates of deposit, while interest-bearing transactional deposits increased by three basis points to 0.31%. Federal Home Loan Bank (“FHLB”) short-term borrowings increased by 59 basis points to 1.08% for the nine months ended September 30, 2017 compared to 0.49% for the same period during 2016. The Company’s increases in transaction deposits during the last twelve months have decreased downward pressure on net interest margin. The ability to increase transaction deposits faster than wholesale funding could mitigate possible downward pressure on net interest margin in a rising rate environment.

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1 Efficiency Ratio - noninterest expense divided by the sum of net interest income and noninterest income.

Noninterest Income and Noninterest Expense

Noninterest income increased by $315,000 to $1.2 million for the three months ended September 30, 2017 compared to $842,000 for the three months ended September 30, 2016. Noninterest income increased by $615,000 to $3.1 million for the nine months ended September 30, 2017 compared to $2.5 million for the nine months ended September 30, 2016. The increase in income for the nine months was principally due to OREO losses recognized in 2016 not recognized in 2017 and gains on loans held for sale in 2017, partially offset by a reduction in service charge income.

Noninterest expense averaged just below $7.3 million per quarter during 2016. The Company focused during the prior year on controlling the growth of expenses by streamlining internal processes and reviewing vendor relationships. These efforts resulted in a reduction in nine FTEs, from 171 employees to 162 employees, during the year ended December 31, 2016. The Company’s strategy to create operating leverage through continued asset growth combined with controlling the growth in expenses has continued during 2017.

For the three months ended September 30, 2017, noninterest expense increased 1.8%, or $131,000, to $7.4 million from $7.3 million for the comparable period in 2016. Third quarter 2017 operating expenses included $239,000 of merger related costs, comprising primarily professional fees and investment banking costs. The Company’s efficiency ratio for the three months ended September 30, 2017 and 2016 was 61.18% and 66.55%, respectively. The Company’s net operating expense ratio2 as a percentage of average assets for the three months ended September 30, 2017 and 2016 was 1.80% and 2.06%, respectively. These ratios have improved in each successive quarter since the three months ended December 31, 2015.  The following is a summary breakdown of noninterest expense:

	Three Months Ended September 30,
(dollars in thousands)	2017	2016	$ Change	% Change
Compensation and Benefits	$4,056	$4,268	$(212)	(5.0%)
OREO Valuation Allowance and Expenses	283	203	80	39.4%
Operating Expenses	3,103	2,840	263	9.3%
Total Noninterest Expense	$7,442	$7,311	$131	1.8%

For the nine months ended September 30, 2017, noninterest expense increased 2.3%, or $508,000, to $22.3 million from $21.8 million for the comparable period in 2016. The first nine months of 2017 the Company controlled growth in compensation and benefits expense, reducing expense $50,000 or 0.4%, compared to the same period in the prior year. Total growth in compensation and benefit costs was 2.7% and 3.2%, respectively for the years ended December 31, 2016 and 2015. Year to date 2017 operating expenses included $494,000 of merger related costs, comprising primarily professional fees and investment banking costs. The Company’s efficiency ratio for the nine months ended September 30, 2017 and 2016 was 62.61% and 68.47%, respectively. The Company’s net operating expense ratio as a percentage of average assets for the nine months ended September 30, 2017 and 2016 was 1.88% and 2.14%, respectively. The following is a summary breakdown of noninterest expense:

	Nine Months Ended September 30,
(dollars in thousands)	2017	2016	$ Change	% Change
Compensation and Benefits	$12,567	$12,617	$(50)	(0.4%)
OREO Valuation Allowance and Expenses	623	609	14	2.3%
Operating Expenses	9,161	8,617	544	6.3%
Total Noninterest Expense	$22,351	$21,843	$508	2.3%

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2 Net Operating Expense Ratio - noninterest expense less noninterest income divided by average assets.

Balance Sheet and Asset Quality

Balance Sheet

Total assets at September 30, 2017 were $1.40 billion, an increase of $67.9 million or 6.8% annualized growth, compared to total assets of $1.33 billion at December 31, 2016. The increase in total assets was primarily attributable to growth in loans. Net loans increased $56.5 million, or 7.0% annualized growth, from $1,079.5 million at December 31, 2016 to $1,136.0 million at September 30, 2017, principally due to increases in the commercial real estate and residential rentals portfolios.

The following is a breakdown of the Company’s loan portfolio at September 30, 2017 and December 31, 2016:

(dollars in thousands)	September 30, 2017%		December 31, 2016%

Commercial real estate	$712,840	62.24%	$667,105	61.25%
Residential first mortgages	175,816	15.35%	171,004	15.70%
Residential rentals	110,905	9.68%	101,897	9.36%
Construction and land development	31,094	2.71%	36,934	3.39%
Home equity and second mortgages	22,334	1.95%	21,399	1.97%
Commercial loans	56,376	4.92%	50,484	4.64%
Consumer loans	541	0.05%	422	0.04%
Commercial equipment	35,500	3.10%	39,737	3.65%
	1,145,406	100.00%	1,088,982	100.00%
Less:
Deferred loan fees and premiums	(1,033)	-0.09%	(397)	-0.04%
Allowance for loan losses	10,435	0.91%	9,860	0.91%
	9,402		9,463
	$1,136,004		$1,079,519

Deposits increased by 7.6% annualized, or $59.2 million, to $1,098.0 million at September 30, 2017 compared to $1,038.8 million at December 31, 2016.  The Company uses both traditional and reciprocal brokered deposits. Traditional brokered deposits at September 30, 2017 and December 31, 2016 were $137.6 million and $131.0 million, respectively. Reciprocal brokered deposits are used to maximize FDIC insurance available to our customers. Reciprocal brokered deposits at September 30, 2017 and December 31, 2016 were $99.6 million and $70.7 million, respectively. The following is a breakdown of the Company’s deposit portfolio at September 30, 2017 and December 31, 2016:

	September 30, 2017		December 31, 2016
(dollars in thousands)	Balance	%	Balance	%
Noninterest-bearing demand	$157,665	14.36%	$144,877	13.95%
Interest-bearing:
Demand	195,632	17.82%	162,823	15.67%
Money market deposits	229,740	20.92%	248,049	23.88%
Savings	54,310	4.95%	50,284	4.84%
Certificates of deposit	460,654	41.95%	432,792	41.66%
Total interest-bearing	940,336	85.64%	893,948	86.05%

Total Deposits	$1,098,001	100.00%	$1,038,825	100.00%

Transaction accounts	$637,347	58.05%	$606,033	58.34%

FHLB long-term debt and short-term borrowings increased $2.4 million from $144.6 million at December 31, 2016 to $147.0 million at September 30, 2017. The Company uses brokered deposits and other wholesale funding to supplement funding when loan growth exceeds core deposit growth and for asset-liability management purposes.

During the nine months ended September 30, 2017, stockholders’ equity increased $6.5 million to $110.9 million. The increase in stockholders’ equity was due to net income of $7.7 million, a current year decrease in accumulated other comprehensive loss of $390,000 and net stock related activities related to stock-based compensation of $578,000. These increases to capital were partially offset by quarterly common dividends paid of $1.4 million and the purchases of 23,503 shares of the Company’s common shares for $823,000 by the Employee Stock Ownership Plan (“ESOP”) during the third quarter of 2017. The ESOP has promissory notes with the Company for the purchase of TCFC common stock for the benefit of the participants in the Plan. Loan terms are at prime rate plus one-percentage point and amortize over seven (7) years. As principal is repaid, common shares are allocated to participants based on the participant account allocation rules described in the Plan. The Bank is a guarantor of the ESOP debt with the Company. Unencumbered shares held by the ESOP are treated as outstanding in computing earnings per share. Shares issued to the ESOP but pledged as collateral for loans obtained to provide funds to acquire the shares are not treated as outstanding in computing earnings per share.

Common stockholders' equity of $110.9 million at September 30, 2017 resulted in a book value of $23.85 per common share compared to $22.54 at December 31, 2016. The Company remains well-capitalized at September 30, 2017 with a Tier 1 capital to average assets ratio of 8.82%.

Asset Quality

The Company continues to pursue its approach of maximizing contractual rights with individual classified customer relationships. The objective is to move non-performing or substandard credits that are not likely to become performing or passing credits in a reasonable timeframe off the balance sheet. The Company is encouraging existing customers with classified credits to obtain financing with other lenders or is enforcing its contractual rights. Management believes this strategy is in the best long-term interest of the Company. Because of these efforts, non-accrual loans and OREO to total assets have decreased from 1.83% at December 31, 2015, to 1.21% at December 31, 2016, and to 0.91% at September 30, 2017.  Non-accrual loans, OREO and TDRs to total assets decreased from 2.98% at December 31, 2015, to 1.99%, at December 31, 2016, and to 1.63% at September 30, 2017.

Management considers classified assets to be an important measure of asset quality. The following is a breakdown of the Company’s classified and special mention assets at September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, 2015, 2014 and 2013, respectively:

Classified Assets and Special Mention Assets
(dollars in thousands)	As of 09/30/2017	As of 06/30/2017	As of 03/31/2017	As of 12/31/2016	As of 12/31/2015	As of 12/31/2014	As of 12/31/2013
Classified loans
Substandard	$28,734	$25,519	$28,920	$30,463	$31,943	$46,735	$47,645
Doubtful	-	-	-	137	861	-	-
Loss	-	-	-	-	-	-	-
Total classified loans	28,734	25,519	28,920	30,600	32,804	46,735	47,645
Special mention loans	10,446	1,357	1,374	-	1,642	5,460	9,246
Total classified and special mention loans	$39,180	$26,876	$30,294	$30,600	$34,446	$52,195	$56,891

Classified loans	28,734	25,519	28,920	30,600	32,804	46,735	47,645
Classified securities	697	740	791	883	1,093	1,404	2,438
Other real estate owned	9,741	9,154	6,747	7,763	9,449	5,883	6,797
Total classified assets	$39,172	$35,413	$36,458	$39,246	$43,346	$54,022	$56,880

As a percentage of Total Assets	2.79%	2.54%	2.69%	2.94%	3.79%	4.99%	5.56%
As a percentage of Risk Based Capital	24.97%	22.81%	23.91%	26.13%	30.19%	39.30%	43.11%

The allowance for loan losses was 0.91% of gross loans at September 30, 2017 and December 31, 2016. Management’s determination of the adequacy of the allowance is based on a periodic evaluation of the portfolio with consideration given to: overall loss experience; current economic conditions; size, growth and composition of the loan portfolio; financial condition of the borrowers; current appraised values of underlying collateral and other relevant factors that, in management’s judgment, warrant recognition in determining an adequate allowance. Improvements to baseline charge-off factors for the periods used to evaluate the adequacy of the allowance as well as improvements in some qualitative factors, such as reductions in delinquency, were offset by increases in other qualitative factors, such as concentration to capital factors. The specific allowance is based on management’s estimate of realizable value for particular loans. Management believes that the allowance is adequate.

The following is a breakdown of the Company’s general and specific allowances as a percentage of gross loans at September 30, 2017 and December 31, 2016, respectively:

(dollar in thousands)	September 30, 2017	% of Gross Loans	December 31, 2016	% of Gross Loans

General Allowance	$9,617	0.84%	$8,571	0.79%
Specific Allowance	818	0.07%	1,289	0.12%
Total Allowance	$10,435	0.91%	$9,860	0.91%

The historical loss experience factor is tracked over various time horizons for each portfolio segment. The following table provides net charge-offs as a percentage of average loans for the three and nine months ended September 30, 2017 and 2016, respectively, and a five-year trend:

	Three Months Ended September 30,		Nine Months Ended September 30,		Years Ended December 31,
(dollars in thousands)	2017	2016	2017	2016	2016	2015	2014	2013	2012
Average loans	$1,127,626	$1,016,408	$1,107,618	$967,568	$988,288	$874,186	$819,381	$741,369	$719,798
Net charge-offs	223	141	405	566	1,039	1,374	2,309	1,049	1,937
Net charge-offs to average loans	0.08%	0.06%	0.05%	0.08%	0.11%	0.16%	0.28%	0.14%	0.27%

About The Community Financial Corporation - The Company is the bank holding company for Community Bank of the Chesapeake. Headquartered in Waldorf, Maryland, Community Bank of the Chesapeake is a full-service commercial bank, with assets over $1.4 billion.  Through its 11 branches and five commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s branches are located at its main office in Waldorf, Maryland, and 10 branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and downtown Fredericksburg, Virginia.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of litigation that may arise; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2016, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Data is unaudited as of September 30, 2017. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

CONTACTS:
William J. Pasenelli, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265

THE COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share amounts )	2017	2016	2017	2016
Interest and Dividend Income
Loans, including fees	$12,671	$11,460	$37,051	$33,175
Interest and dividends on investment securities	988	758	2,907	2,273
Interest on deposits with banks	21	5	39	15
Total Interest and Dividend Income	13,680	12,223	39,997	35,463

Interest Expense
Deposits	1,563	1,209	4,234	3,486
Short-term borrowings	304	36	734	123
Long-term debt	805	834	2,414	2,422
Total Interest Expense	2,672	2,079	7,382	6,031

Net Interest Income	11,008	10,144	32,615	29,432
Provision for loan losses	224	698	980	1,689
Net Interest Income After Provision For Loan Losses	10,784	9,446	31,635	27,743

Noninterest Income
Loan appraisal, credit, and miscellaneous charges	28	60	84	223
Gain on sale of asset	-	-	47	4
Net gains (losses) on sale of OREO	-	3	36	(440)
Net gains on sale of investment securities	-	-	133	39
Income from bank owned life insurance	196	199	581	593
Service charges	639	580	1,909	2,050
Gain on sale of loans held for sale	294	-	294	-
Total Noninterest Income	1,157	842	3,084	2,469

Noninterest Expense
Salary and employee benefits	4,056	4,268	12,567	12,617
Occupancy expense	630	597	1,941	1,822
Advertising	156	290	404	509
Data processing expense	555	544	1,766	1,678
Professional fees	749	308	1,684	1,113
Depreciation of furniture, fixtures, and equipment	191	206	594	608
Telephone communications	46	43	142	133
Office supplies	26	33	86	105
FDIC Insurance	178	215	505	642
OREO valuation allowance and expenses	283	203	623	609
Other	572	604	2,039	2,007
Total Noninterest Expense	7,442	7,311	22,351	21,843

Income before income taxes	4,499	2,977	12,368	8,369
Income tax expense	1,717	1,014	4,701	3,060
Net Income	$2,782	$1,963	$7,667	$5,309

Earnings Per Common Share
Basic	$0.60	$0.43	$1.66	$1.16
Diluted	$0.60	$0.42	$1.65	$1.15
Cash dividends paid per common share	$0.10	$0.10	$0.30	$0.30

THE COMMUNITY FINANCIAL CORPORATION
AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME
UNAUDITED

	For the Three Months Ended September 30,						For the Nine Months Ended September 30,
	2017			2016			2017			2016
			Average			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio	$1,127,626	$12,671	4.49%	$1,016,408	$11,460	4.51%	$1,107,618	$37,051	4.46%	$967,568	$33,175	4.57%
Investment securities, federal funds
sold and interest-bearing deposits	176,360	1,009	2.29%	153,443	763	1.99%	174,813	2,946	2.25%	155,033	2,288	1.97%
Total Interest-Earning Assets	1,303,986	13,680	4.20%	1,169,851	12,223	4.18%	1,282,431	39,997	4.16%	1,122,601	35,463	4.21%
Cash and cash equivalents	18,199			13,166			14,555			11,567
Other assets	74,274			71,948			72,597			72,384
Total Assets	$1,396,459			$1,254,965			$1,369,583			$1,206,552

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$55,125	$7	0.05%	$50,363	$6	0.05%	$53,369	$20	0.05%	$48,290	$32	0.09%
Interest-bearing demand and money
market accounts	429,847	412	0.38%	400,214	297	0.30%	418,148	1,073	0.34%	371,113	837	0.30%
Certificates of deposit	443,048	1,144	1.03%	412,683	904	0.88%	442,410	3,141	0.95%	407,731	2,616	0.86%
Long-term debt	58,019	352	2.43%	65,578	386	2.35%	59,783	1,028	2.29%	58,804	1,083	2.46%
Short-term debt	96,908	304	1.25%	31,886	37	0.46%	90,460	734	1.08%	33,471	123	0.49%
Subordinated Notes	23,000	359	6.24%	23,000	359	6.24%	23,000	1,078	6.25%	23,000	1,078	6.25%
Guaranteed preferred beneficial interest
in junior subordinated debentures	12,000	94	3.13%	12,000	90	3.00%	12,000	308	3.42%	12,000	262	2.91%

Total Interest-Bearing Liabilities	1,117,947	2,672	0.96%	995,724	2,079	0.84%	1,099,170	7,382	0.90%	954,409	6,031	0.84%

Noninterest-bearing demand deposits	156,746			144,837			150,757			140,031
Other liabilities	10,409			9,419			10,700			9,336
Stockholders' equity	111,357			104,985			108,956			102,776
Total Liabilities and Stockholders' Equity	$1,396,459			$1,254,965			$1,369,583			$1,206,552

Net interest income		$11,008			$10,144			$32,615			$29,432

Interest rate spread			3.24%			3.34%			3.26%			3.37%
Net yield on interest-earning assets			3.38%			3.47%			3.39%			3.50%
Ratio of average interest-earning
assets to average interest bearing
liabilities			116.64%			117.49%			116.67%			117.62%

Cost of funds			0.84%			0.73%			0.79%			0.73%
Cost of deposits			0.58%			0.48%			0.53%			0.48%
Cost of debt			2.34%			2.63%			2.27%			2.67%

Note: Loan average balance includes non-accrual loans. There are no tax equivalency adjustments.

THE COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2017
(dollars in thousands, except per share amounts)	(Unaudited)	December 31, 2016
Assets
Cash and due from banks	$15,627	$9,948
Interest-bearing deposits with banks	1,577	1,315
Securities available for sale (AFS), at fair value	61,376	53,033
Securities held to maturity (HTM), at amortized cost	104,530	109,247
Federal Home Loan Bank (FHLB) stock - at cost	7,447	7,235
Loans receivable - net of allowance for loan losses of $10,435 and $9,860	1,136,004	1,079,519
Premises and equipment, net	21,751	22,205
Premises and equipment held for sale	-	345
Other real estate owned (OREO)	9,741	7,763
Accrued interest receivable	4,494	3,979
Investment in bank owned life insurance	29,206	28,625
Other assets	10,419	11,043
Total Assets	$1,402,172	$1,334,257

Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest-bearing deposits	$157,665	$144,877
Interest-bearing deposits	940,336	893,948
Total deposits	1,098,001	1,038,825
Short-term borrowings	91,500	79,000
Long-term debt	55,514	65,559
Guaranteed preferred beneficial interest in junior subordinated debentures (TRUPs)	12,000	12,000
Subordinated notes - 6.25%	23,000	23,000
Accrued expenses and other liabilities	11,272	11,447
Total Liabilities	1,291,287	1,229,831

Stockholders' Equity
Common stock - par value $.01; authorized - 15,000,000 shares; issued 4,649,302 and 4,633,868 shares, respectively	46	46
Additional paid in capital	47,994	47,377
Retained earnings	64,375	58,100
Accumulated other comprehensive loss	(538)	(928)
Unearned ESOP shares	(992)	(169)
Total Stockholders' Equity	110,885	104,426
Total Liabilities and Stockholders' Equity	$1,402,172	$1,334,257

THE COMMUNITY FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA

	Three Months Ended (Unaudited)		Nine Months Ended (Unaudited)
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
KEY OPERATING RATIOS
Return on average assets	0.80%	0.63%	0.75%	0.59%
Return on average common equity	9.99	7.48	9.38	6.89
Average total equity to average total assets	7.97	8.37	7.96	8.52
Interest rate spread	3.24	3.34	3.26	3.37
Net interest margin	3.38	3.47	3.39	3.50
Cost of funds	0.84	0.73	0.79	0.73
Cost of deposits	0.58	0.48	0.53	0.48
Cost of debt	2.34	2.63	2.27	2.67
Efficiency ratio	61.18	66.55	62.61	68.47
Non-interest expense to average assets	2.13	2.33	2.18	2.41
Net operating expense to average assets	1.80	2.06	1.88	2.14
Avg. int-earning assets to avg. int-bearing liabilities	116.64	117.49	116.67	117.62
Net charge-offs to average loans	0.08	0.06	0.05	0.08
COMMON SHARE DATA
Basic net income per common share	$0.60	$0.43	$1.66	$1.16
Diluted net income per common share	0.60	0.42	1.65	1.15
Cash dividends paid per common share	0.10	0.10	0.30	0.30
Weighted average common shares outstanding:
Basic	4,633,391	4,590,664	4,631,571	4,591,926
Diluted	4,633,417	4,622,579	4,633,500	4,621,628

	(Unaudited)
(dollars in thousands, except per share amounts)	September 30, 2017	December 31, 2016	$ Change	% Change
ASSET QUALITY
Total assets	$1,402,172	$1,334,257	$67,915	5.1%
Gross loans	1,145,406	1,088,982	56,424	5.2
Classified Assets	39,172	39,246	(74)	(0.2)
Allowance for loan losses	10,435	9,860	575	5.8

Past due loans (PDLs) (31 to 89 days)	1,642	1,034	608	58.8
Nonperforming loans (NPLs) (>=90 days)	2,741	7,705	(4,964)	(64.4)

Non-accrual loans (a)	3,012	8,374	(5,362)	(64.0)
Accruing troubled debt restructures (TDRs) (b)	10,069	10,448	(379)	(3.6)
Other real estate owned (OREO)	9,741	7,763	1,978	25.5
Non-accrual loans, OREO and TDRs	$22,822	$26,585	$(3,763)	(14.2)
ASSET QUALITY RATIOS
Classified assets to total assets	2.79%	2.94%
Classified assets to risk-based capital	24.97	26.13
Allowance for loan losses to total loans	0.91	0.91
Allowance for loan losses to nonperforming loans	380.70	127.97
Past due loans (PDLs) to total loans	0.14	0.09
Nonperforming loans (NPLs) to total loans	0.24	0.71
Loan delinquency (PDLs + NPLs) to total loans	0.38	0.80
Non-accrual loans to total loans	0.26	0.77
Non-accrual loans and TDRs to total loans	1.14	1.73
Non-accrual loans and OREO to total assets	0.91	1.21
Non-accrual loans, OREO and TDRs to total assets	1.63	1.99
COMMON SHARE DATA
Book value per common share	$23.85	$22.54
Common shares outstanding at end of period	4,649,302	4,633,868
OTHER DATA
Full-time equivalent employees	169	162
Branches	11	12
Loan Production Offices	5	5
REGULATORY CAPITAL RATIOS
Tier 1 capital to average assets	8.82%	9.02%
Tier 1 common capital to risk-weighted assets	9.81	9.54
Tier 1 capital to risk-weighted assets	10.87	10.62
Total risk-based capital to risk-weighted assets	13.81	13.60

(a) Non-accrual loans include all loans that are 90 days or more delinquent and loans that are non-accrual due to the operating results or cash flows of a customer. Non-accrual loans can include loans that are current with all loan payments.

(b) At September 30, 2017 and December 31, 2016, the Bank had total TDRs of $10.9 million and $15.1 million, respectively, with $828,000 and $4.7 million, respectively, in non-accrual status. These loans are classified as non-accrual loans for the calculation of financial ratios.

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED)

Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share amounts )	2017	2017	2017	2016	2016
Interest and Dividend Income
Loans, including fees	$12,671	$12,410	$11,970	$11,744	$11,460
Interest and dividends on securities	988	973	946	835	758
Interest on deposits with banks	21	12	6	5	5
Total Interest and Dividend Income	13,680	13,395	12,922	12,584	12,223

Interest Expense
Deposits	1,563	1,403	1,269	1,210	1,209
Short-term borrowings	304	283	147	73	36
Long-term debt	805	776	832	828	834
Total Interest Expense	2,672	2,462	2,248	2,111	2,079

Net Interest Income (NII)	11,008	10,933	10,674	10,473	10,144
Provision for loan losses	224	376	380	670	698

NII After Provision For Loan Losses	10,784	10,557	10,294	9,803	9,446

Noninterest Income
Loan appraisal, credit, and misc. charges	28	9	47	66	60
Gain on sale of asset	-	47	-	8	-
Net gains (losses) on sale of OREO	-	9	27	4	3
Net gains (losses) on sale of investment securities	-	133	-	(8)	-
Income from bank owned life insurance	196	194	191	196	199
Service charges	639	660	610	625	580
Gain on sale of loans held for sale	294	-	-	-	-
Total Noninterest Income	1,157	1,052	875	891	842

Noninterest Expense
Salary and employee benefits	4,056	4,198	4,313	4,193	4,268
Occupancy expense	630	658	653	666	597
Advertising	156	140	108	138	290
Data processing expense	555	634	577	589	544
Professional fees	749	598	337	455	308
Depr.of furniture, fixtures, and equipment	191	204	199	204	206
Telephone communications	46	45	51	41	43
Office supplies	26	28	32	31	33
FDIC Insurance	178	161	166	97	215
OREO valuation allowance and expenses	283	145	195	252	203
Other	572	719	748	650	604
Total Noninterest Expense	7,442	7,530	7,379	7,316	7,311

Income before income taxes	4,499	4,079	3,790	3,378	2,977
Income tax expense	1,717	1,536	1,448	1,356	1,014
Net Income	$2,782	$2,543	$2,342	$2,022	$1,963

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued

Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share amounts )	2017	2017	2017	2016	2016
KEY OPERATING RATIOS
Return on average assets	0.80%	0.74%	0.70%	0.62%	0.63%
Return on average common equity	9.99	9.36	8.78	7.68	7.48
Average total equity to average total assets	7.97	7.91	7.98	8.11	8.37
Interest rate spread	3.24	3.27	3.29	3.33	3.34
Net interest margin	3.38	3.39	3.40	3.45	3.47
Cost of funds	0.84	0.79	0.74	0.71	0.73
Cost of deposits	0.58	0.53	0.48	0.47	0.48
Cost of debt	2.34	2.22	2.24	2.26	2.63
Efficiency ratio	61.18	62.83	63.89	64.38	66.55
Non-interest expense to average assets	2.13	2.19	2.21	2.26	2.33
Net operating expense to average assets	1.80	1.89	1.94	1.98	2.06
Avg. int-earning assets to avg. int-bearing liabilities	116.64	117.07	116.29	117.37	117.49
Net charge-offs to average loans	0.08	0.02	0.05	0.18	0.06
COMMON SHARE DATA
Basic net income per common share	$0.60	$0.55	$0.51	$0.44	$0.43
Diluted net income per common share	0.60	0.55	0.51	0.44	0.42
Cash dividends paid per common share	0.10	0.10	0.10	0.10	0.10
Weighted average common shares outstanding:
Basic	4,633,391	4,632,911	4,628,357	4,574,707	4,590,644
Diluted	4,633,417	4,635,483	4,630,398	4,606,676	4,622,579

ASSET QUALITY
Total assets	$1,402,172	$1,392,688	$1,356,073	$1,334,257	$1,281,874
Gross loans	1,145,406	1,142,010	1,113,742	1,088,982	1,051,419
Classified Assets	39,172	35,413	36,458	39,246	40,234
Allowance for loan losses	10,435	10,434	10,109	9,860	9,663

Past due loans (PDLs) (31 to 89 days)	1,642	1,081	231	1,034	723
Nonperforming loans (NPLs) (>=90 days)	2,741	3,782	7,168	7,705	7,778

Non-accrual loans	3,012	4,442	7,830	8,374	8,455
Accruing troubled debt restructures (TDRs)	10,069	10,228	10,264	10,448	10,595
Other real estate owned (OREO)	9,741	9,154	6,747	7,763	8,620
Non-accrual loans, OREO and TDRs	$22,822	$23,824	$24,841	$26,585	$27,670
ASSET QUALITY RATIOS
Classified assets to total assets	2.79%	2.54%	2.69%	2.94%	3.14%
Classified assets to risk-based capital	24.97	22.81	23.91	26.13	27.08
Allowance for loan losses to total loans	0.91	0.91	0.91	0.91	0.92
Allowance for loan losses to nonperforming loans	380.70	275.89	141.03	127.97	124.24
Past due loans (PDLs) to total loans	0.14	0.09	0.02	0.09	0.07
Nonperforming loans (NPLs) to total loans	0.24	0.33	0.64	0.71	0.74
Loan delinquency (PDLs + NPLs) to total loans	0.38	0.43	0.66	0.80	0.81
Non-accrual loans to total loans	0.26	0.39	0.70	0.77	0.80
Non-accrual loans and TDRs to total loans	1.14	1.28	1.62	1.73	1.81
Non-accrual loans and OREO to total assets	0.91	0.98	1.07	1.21	1.33
Non-accrual loans, OREO and TDRs to total assets	1.63	1.71	1.83	1.99	2.16

COMMON SHARE DATA
Book value per common share	$23.85	$23.51	$22.96	$22.54	$22.33
Common shares outstanding at end of period	4,649,302	4,648,199	4,641,342	4,633,868	4,656,989

OTHER DATA
Full-time equivalent employees	169	165	165	162	166
Branches	11	12	12	12	12
Loan Production Offices	5	5	5	5	5

REGULATORY CAPITAL RATIOS
Tier 1 capital to average assets	8.82%	8.85%	8.91%	9.02%	9.22%
Tier 1 common capital to risk-weighted assets	9.81	9.70	9.62	9.54	9.75
Tier 1 capital to risk-weighted assets	10.87	10.77	10.69	10.62	10.87
Total risk-based capital to risk-weighted assets	13.81	13.72	13.66	13.60	13.94